SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 28, 2005

Commission File No. 1-9158

MAI SYSTEMS CORPORATION

(Exact name of Registrant as Specified in its Charter)

Delaware	22-2554549
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

26110 Enterprise Way

Lake Forest, California

92630

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:  (949) 598-6000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendment to Amended and Restated Certificate of Incorporation.

(a)(1) and (2)  In conjunction with the reverse stock split reported in Item 8.01 below, Articles 4 and 5 of the Company’s Amended and Restated Certificate of Incorporation will be amended effective November 24, 2005 to provide a decrease in the number of authorized capital shares to 666,667, par value $0.01 and for a decrease in the number of authorized common shares to 660,000 and for authorized preferred shares to 6,667.  Pursuant to the reverse stock split each 150 shares of common stock outstanding will be converted into one share of stock, with fractional shares that would result from such conversion being converted into cash on the basis of $0.17 for each share outstanding prior to the amendment of Articles 4 and 5.

Item 8.01       Other Events

On December 2, 2004, and reconfirmed on October 13, 2005, our Board of Directors approved a proposal to implement a 1:150 reverse stock split (“Reverse Stock Split”) based upon a recommendation from an independent Special Committee of our Board of Directors established by our Board of Directors.  The purpose of the Reverse Stock Split is to position ourselves to terminate the registration of our common stock under Section 12(g) of the Securities Exchange Act of 1934 (“Exchange Act”) and our periodic reporting obligations under Section 13 of the Exchange Act (“Registration and Periodic Reporting Obligations”) so that we may continue future operations as a private company, thereby relieving us of the costs, administrative burdens and competitive disadvantages associated with operating as a public company. We intend to accomplish this purpose by reducing the number of holders of record of our common stock to fewer than 300 by cashing out the fractional shares that would otherwise result from the Reverse Stock Split.

The terms of the Reverse Stock Split require that the fourth and fifth articles of our Amended and Restated Certificate of Incorporation be amended to effectuate the Reverse Stock Split and reduce the number of authorized shares of our capital stock from 99,000,000 to 666,667, including 660,000 shares of common stock and 6,667 shares of preferred stock (the “Amendment”).

The Reverse Stock Split and the Amendment have been submitted to and approved by the record holders of a majority of our outstanding common stock as of October 13, 2005 via written consent. We have concurrently filed a Schedule 13E-3 Transaction Statement and Definitive Information Statement with the United States Securities and Exchange Commission (the “Commission”) describing the Reverse Stock Split in detail.  On or about November 1, 2005, we plan to disseminate the Information Statement to stockholders of record as of October 28, 2005 and to file the Amendment with the Delaware Secretary of State.

Based on the Amendment set forth in Exhibit 99.2 attached hereto, we believe that the exact effective date of the Amendment will be November 23, 2005 (5:00 p.m. Eastern Time).  We anticipate that our Registration and Periodic Reporting Obligations will cease upon our filing of a Form 15 with the Commission following the effectiveness of the Reverse Stock Split.

Our common stock is presently traded on the “Pink Sheets.” Following the Reverse Stock Split, our common stock will not qualify to be traded on any automated quotation system operated by a national securities association and will likely continue  to be traded only in the “Pink Sheets, however, we have no present plans to apply for our common stock to be traded in the Pink Sheets.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MAI SYSTEMS CORPORATION
(Registrant)

Date: October 28, 2005	/s/ W. Brian Kretzmer
W. Brian Kretzmer
Chief Executive Officer and President
(Chief Executive Officer)

Item 9.01.  Financial Statements or Exhibits.

(d) Exhibits Furnished.

99.1. Press Release dated October 28, 2005

99.2  Amendment to Articles of Incorporation